Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 1, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in AMAG Pharmaceutical’s Annual Report on Form 10-K for the year ended September 30, 2006.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 15, 2008